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                                                               Exhibit 10.52 (g)


                SECOND LEASE MODIFICATION AND EXTENSION AGREEMENT

            THIS AGREEMENT made this 18th day of December, 1986, by and between TETERBORO ASSOCIATES, a New Jersey limited partnership having its principal office at 90 Main Street, Hackensack, New Jersey 07601 ("Landlord") and MISS ERIKA, INC., having an office at 1407 Broadway, New York, New York ("Tenant").

                              W I T N E S S E T H:

            WHEREAS, on April 1, 1975, Empire Carpet Corporation ("Empire") and Tenant entered into a lease for premises located at 333 North Street, Teterboro, New Jersey (said lease and the Lease Modification and Extension Agreement, the Amendment to Lease and all letters amending said lease hereinafter mentioned being hereinafter referred to as the "Lease"; and

            WHEREAS, by letter dated January 17, 1978, the Lease was extended for a three-year period commencing April 1, 1978; and

            WHEREAS, by letter dated February 17, 1981, the Lease was extended for an additional five-year period commencing April 1, 1981; and

            WHEREAS, by letter dated March 5, 1982, the Lease was amended to provide that the premises initially demised include an additional 9,600 square feet of warehouse space; and

            WHEREAS, by letter dated August 15, 1983, the Lease was amended to provide that the premises initially demised include an
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additional 21,600 square feet of warehouse space (i.e., a total of 52,800 square feet -- the "Initial Space"); and

            WHEREAS, the Lease was assigned by Armstrong World Industries, Inc. (as successor-in-interest to Empire) to Landlord by Assignment dated March 7, 1984; and

            WHEREAS, by Lease Modification and Extension Agreement dated January 24, 1985, the lease was extended through March 31, 1991 and was modified in various other respects; and

            WHEREAS, by Lease Amendment dated August 8, 1985, the Lease was amended to provide that the Initial Space include an additional 50,400 square feet of warehouse space (the "Additional Space") (i.e., a total of 103,200 square feet) and was modified in various respects; and

            WHEREAS, the parties are desirous of amending the Lease in order to provide for the leasing by Landlord to Tenant of an additional 67,500 square feet of space (the "Expansion Space") as designated on Exhibit A attached hereto and made a part hereof and which space is adjacent to the Initial Space and formerly occupied by Mohasco, Inc. and Perugina Chocolates and Confections, Inc.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained the parties do hereby agree as follows:

            1. Landlord leases to Tenant, and Tenant rents from Landlord, in addition to the premises already demised, the


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Expansion Space. It is understood that the term of the Lease for the Expansion
Space shall commence January 1, 1987 (the "Commencement Date") and shall terminate on December 31, 1992 (the "Expiration Date"). Tenant agrees to accept the Expansion Space on the Commencement Date in its then "as is" condition, Landlord having no obligation to make any restoration or repair.

            2. Section 1 of the Lease is amended to provide that (i) effective as of the Commencement Date, the phrase "the Demised Premises" shall be deemed to mean and refer to the aggregate leased space constituting the Initial Space, the Additional Space and the Expansion Space, except as the context otherwise requires, and (ii) the words "6 parking spaces" appearing in line 8 of Section 1 is hereby deleted and "57 parking spaces'substituted therefor.

            3. Section 2 is hereby amended to provide that the term of the Lease is extended for a period of twenty-one (21) months so that the term of the Lease shall expire at midnight on December 31, 1992; it being the intent of the parties that the expiration date the term in respect of the Initial Space, the Additional Space and the Expansion Space shall be December 31, 1992.

            4. Section 4 of the Lease is hereby deleted and amended and restated as follows:

                        (a) Tenant covenants to pay Landlord, without previous
                  demand therefor, a minimum annual rental ("Minimum Rent") with respect to the Initial Space of $237,600.00, payable in equal monthly installments of $19,800, based upon the payment of $4.50 per square foot, in advance on the first day of each month commencing on April 1, 1986, provided, however that the Minimum Rent for the


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                  Initial Space shall be increased five (5%) per cent per annum as follows:

                                                      Minimum Rent for Initial
            Commencing                                Premises shall be
            ----------                                -----------------
            April 1, 1987                                 $249,480.00
            April 1, 1988                                  261,954.00
            April 1, 1989                                  275,051.70
            April 1, 1990                                  288,804.29
            April 1, 1991                                  303,244.50
            April 1, 1992                                  238,808.04 (pro rated
                                                                      for nine
                                                                      months)

            (b) Tenant covenants to pay Landlord, without previous demand therefor, a Minimum Rent with respect to the Additional Space of $244,440.00, payable in equal monthly installments of $20,370.00, based upon the payment of $4.85 per square foot in advance on the first day of each month commencing on April 1, 1986; provided, however, that the Minimum Rent for the Additional Space shall be increased five (5%) percent per annum as follows:

                                                    The Minimum Rent for the
            Commencing                              Additional Premises shall be
            ----------                              ----------------------------
            April 1, 1987                                 $256,662.00
            April 1, 1988                                  269,495.10
            April 1, 1989                                  282,969.85
            April 1, 1990                                  297,118.34
            April 1, 1991                                  311,974.26
            April 1, 1992                                  245,679.73 (pro rated
                                                                      for nine
                                                                      months)

            (c) Tenant covenants to pay Landlord, without previous demand therefor, a Minimum Rent with respect to the Expansion Space of $371,250.00, payable in equal monthly installments of $30,937.50, based upon the payment of $5.50 per square foot, in advance on the first day of each month commencing on January 1, 1987, provided, however that the


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                  Minimum Rent for the Expansion Space shall be increased five
                  (5%) percent per annum as follows:

                                                        The Minimum Rent for the
                  Commencing                            Expansion Space shall be
                  April 1, 1988                           $389,812.50
                  April 1, 1989                            409,303.12
                  April 1, 1990                            429,768.28
                  April 1, 1991                            451,256.69
                  April 1, 1992                            355,364.64 (pro rated
                                                                      for nine
                                                                      months)

            Accordingly, pursuant to the foregoing, the gross Minimum Rent payable in respect of the Demised Premises shall be as follows, effective January 1, 1987:

            1. 1/1/87 - 3/31/87    :   $  213,322.50   =  $71,107.50
            2. 4/1/87 - 3/31/88    :   $  877,392.00   =   73,116.00
            3. 4/1/88 - 3/31/89    :   $  921,261.60
            4. 4/1/89 - 3/31/90    :   $  967,324.67   =   76,771.80
            5. 4/1/90 - 3/31/91    :   $1,015,690.91   =   84,640.91
            6. 4/1/91 - 3/31/92    :   $1,066,415.45   =   88,872.95
            7. 4/1/92 - 12/31/92   :   $  839,852.41   =   93,316.93

            5. Section 4A(c) of the Lease is hereby deleted and the following substituted therefor:

            (c) Tenant's proportionate share is agreed to be 78.30% based on the ratio of square footage of the Demised Premises (170,700 sq. ft.) to the square footage of the entire building (218,000 sq. ft.).

            6. On. January 7, 1987 Tenant shall deposit as security (the
"Security") with Landlord a              letter of credit (the "Letter of
Credit"), issued by a bank satisfactory to Landlord, in form and substance substantially similar to the form of letter of credit attached hereto and made a part hereof as Exhibit "B", in the


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amount (in United States Dollars) of Seven Hundred Fifty Thousand and 00/100
Dollars ($750,000.00) during the term hereof plus a period of thirty (30) days following the expiration or sooner termination of the term of this Lease. The Letter of Credit shall (i) specify that it is irrevocable and, at the direction of Landlord, transferable to Landlord's successors and assigns of Landlord's interest under this Lease, at Tenant's sole cost and expense, (ii) be addressed to Landlord, (iii) be payable upon each presentation of a sight draft, accompanied by a statement signed by an authorized official of Landlord that the amount represented by the sight draft is due and owing and has not been paid, and (iv) be payable subject to the aggregate amount thereof from the date of issuance up to a date which is not less than one year from the date of issuance. Tenant shall, not later than thirty (30) days prior to the expiration of the Letter of Credit or any replacements, substitutions or extensions thereof, as the case may be, furnish Landlord with a new Letter of Credit in accordance with the foregoing or an extension of the Letter of Credit then in effect. Upon an event of default (after the giving of the applicable notice and the expiration of the applicable grace period, if any) under this Lease or if Tenant fails to furnish a new letter of credit or an extension as aforesaid within thirty (30) days prior to the expiration of the Letter of Credit or any replacement or extension thereof, Landlord, may immediately and without notice to Tenant, draw upon the Letter of Credit and hold the proceeds thereof in accordance with the provisions of this Paragraph.


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            Landlord may use, apply or retain the whole or any part of the
Security so deposited (and the interest accrued thereon if the Letter of Credit shall be drawn down pursuant to the provisions hereof) to the extent required for the payment of any Minimum Rent, Additional Rent or any other sums as to which Tenant is in default in respect of any of the terms, covenants or conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security, including the letter of credit so deposited shall be returned to Tenant after
(a) the expiration of this Lease and (b) delivery of exclusive possession of the entire Demised Premises to Landlord in accordance with the provisions of this Lease.

            Simultaneously with the deposit of the Security with Landlord by Tenant, Landlord shall return to Tenant any security deposit previously held by Landlord under this Lease.


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            8. Paragraph 10 of the Lease and Paragraph 6 of the Amendment to
Lease are hereby deleted and the following substituted therefor effective January 1, 1987:

            10. Real Estate Taxes. Landlord shall remit, when due and payable, all real estate taxes and assessments or substitutes therefor upon, applicable or attributable or reasonably allocable to the entire property of which the Demised Premises form a part. Tenant agrees to pay to Landlord as Additional Rent (in addition to that set forth in Section 4A hereof) all real estate taxes and assessments or substitutes therefor upon, applicable, attributable or reasonably allocable to the Demised Premises or any part thereof for any tax year or other tax period or partial tax year or period during the term hereof (i.e. Tenant agrees to pay 78.30% of the total tax bill for the building and lot on which the building is situated). Said taxes and assessments shall be paid by Tenant to Landlord within 30 days of Tenant's receipt of a copy of the tax bill and the invoice therefor from Landlord. Tenant shall also pay to Landlord the amount Tenant proportional share of all assessments, impositions and taxes made, levied or assessed against or imposed upon any and all improvements in, on or about the Demised Premises which were made by or on behalf of Tenant or which in whole or part belong to Tenant. In the event Landlord receives any tax refunds or rebates allocable to the Demised Premises, Tenant shall be entitled to receive that portion of such tax refund or rebate allocable to the term of this


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                  Lease less a proportionate share of Landlord's reasonable
                  legal fees and expenses incurred relating to any tax contest or proceeding pursuant to which said tax refund or rebate was paid.

            9. Section 16 (vii) is hereby deleted and the following substituted therefor:

            (vii) Tenant shall pay to Landlord one-half (1/2) of the amount by which the Minimum Rent under the assignment or subletting exceeds the Minimum Rent payable under this Lease.

            10. Section 24 of the Lease is hereby amended to provide that all notices shall be given to the Tenant at:

                  Miss Erika, Inc.                with copies to:
                  1407 Broadway                   Smith, Steibel, Alexander &
                  New York, New York 10018          Saskor, P.C.
                  Attn: Mr. Sidney Goldstein      460 Park Avenue
                                                  New York, New York 10022

and to the Landlord at:

                  Teterboro Associates
                  90 Main Street
                  Hackensack, New Jersey 07601
                  Attn: Stuart R. Alpert

            11. Section 27 of the Lease is hereby deleted.

            12. Tenant represents that it has dealt with no brokers in connection with the transaction contemplated hereby and will indemnify Landlord from the claims of any brokers arising by reason of the execution of this Second Lease Modification and Extension Agreement on the consummation of the transaction contemplated hereby.

            13. Landlord undertakes to use all reasonable efforts to obtain from its mortgage lender, Massachusetts Mutual Life Insurance Company, or any other mortgage lender a non-disturbance agreement in favor of Tenant and in respect of its leasehold hereunder.

            14. Landlord represents to Tenant that the Initial Space, the Additional Space and the Expansion Space constitute not less than 78.3% of the


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entire rentable square footage of the building located at 333 North Street,
Teterboro, New Jersey.

            15. Except as herein amended all of the terms and conditions of the Lease are ratified and confirmed and shall be deemed to apply to Demised Premises, as expanded by the Expansion Space.

            IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

WITNESS                             TETERBORO ASSOCIATES
                                    By NANCY REALTY CORP., GENERAL PARTNER


/s/ Stuart Alpert                   By: /s/ C. Lawrence Keller
----------------------------            ----------------------------
                                        C. Lawrence Keller, Pres.

ATTEST:                             MISS ERIKA, INC.


/s/ [ILLEGIBLE] - Controller        BY: /s/ SG Sid Goldberg
----------------------------            ----------------------------


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                                    EXHIBIT B
                            FORM OF LETTER OF CREDIT

TETERBORO ASSOCIATES
90 Main Street
Hackensack, New Jersey 07602

Re: Irrevocable and transferable Letter of Credit No.________
    For U.S. $750,000.00

Gentlemen:

            We hereby issue our Irrevocable and transferable Letter of Credit No. _________ in favor of Teterboro Associates for the account of Miss Erika, Inc.

            We undertake to honor your draft or drafts at sight on us not exceeding U.S. $750,000.00 in the aggregate when accompanied by:

            Statement signed by either of Messrs. Alpert or Keller or the successor to either of them on letterhead of Teterboro Associates that the amount of the accompanying draft is due and owing by Miss Erika, has not been paid to Teterboro Associates.

This Letter of Credit is valid until Jan. 30, 1993 and drafts drawn hereunder, when accompanied by the statement referred to above, will be honored if presented to us at our office at _______________________ on or before that date.

            All drafts must be marked "Drawn under Letter of Credit No. ________ dated _____________.

            There are no other conditions to this Letter of Credit. Very truly

                                    Very truly yours,

                                    (Name of Bank)


                                    By /s/ Illegible
                                       ---------------------
                                       (title)